UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 26, 2010

MILLER PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	033-02249-FW	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Baker Highway, Huntsville, TN	37756
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(423) 663-9457

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 of this report, on April 26, 2010, Miller Petroleum, Inc. held a special meeting of the shareholders at which our shareholder elected three independent directors to our Board of Directors, including Jonathan S. Gross, General Merrill A. “Tony” McPeak and David J. Voyticky. Biographical information on each of these individuals is set forth below:

Mr. Gross, 51, has 29 years experience in domestic and international oil and gas exploration, is a proven interpreter and oil finder, and an AAPG Certified Geologist. During his career, Mr. Gross has served as the Chief Operating Officer for Kuwait Energy Company from July 2008 to May 2009, Senior Vice President of Exploration and Technology Manager of Cheniere Energy, Inc. from June 1999 to July 2008, and has also worked for Zydeco Energy, Inc. from January 1998 to May 1999, and Amoco Production Company as a technical contributor and team leader from 1981 to 1998. He has substantial international experience in countries in Eurasia and the Middle East, including: Latvia, Ukraine, Russia, Iraq, Yemen and Pakistan. Since June 2009, he has served as President of Jexco, LLC, a Houston, Texas geological and geophysical consulting company. A geosciences generalist, he is well-versed in mapping, seismic acquisition and processing, AVO, depth conversion, cartography, sequence stratigraphy, structural geology, basin modeling, and geochemistry. Mr. Gross received his Bachelor of Arts in Geology from the University of Chicago in 1981.

Mr. Gross will serve as a member of the Nominating Committee of the Board of Directors.

General McPeak (USAF, retired), 77, has served as President of McPeak and Associates, a 15-year old management consulting firm, since its founding in 1995. From October 1990 until October 1994, he was Chief of Staff of the U.S. Air Force and a member of the Joint Chiefs of Staff. During this period, he was the senior officer responsible for organization, training and equipage of a combined active duty, National Guard, Reserve and civilian work force of over 850,000 people serving at 1,300 locations in the United States and abroad. As a member of the Joint Chiefs of Staff, he and the other service chiefs were military advisors to the Secretary of Defense, the National Security Council and the President of the United States. Following retirement from active service, General McPeak began a second career in business. He was formerly on the board of directors of Tektronix, TWA and ECC International, where he was for many years chairman of the board. He is currently a director of Del Medical Technologies (DGTC.OB), and Sensis Corporation (privately held). He is Chairman of Ethicspoint, a privately-held, Portland-based provider of risk management and compliance software-as-a-service, including secure, anonymous reporting of ethical violations in the workplace. . General McPeak has served as a director for the following companies: Del Global Technologies, 2005-Present; Point Blank Solutions, 2008-Present; Tektronix, 1995-2006; Quintessence Photonics, 2006-2009; MathStar, 2005-2010; Gigabeam, 2004-2009.

In 1992, San Diego State University honored General McPeak with its first ever Lifetime Achievement Award. In 1995, George Washington University gave him its Distinguished Alumni Award, the “George.” He was among the initial seven inductees to the Oregon Aviation Hall of Honor. He is a member of the Council on Foreign Relations, New York City, and in 2008 and 2009 was a national co-chairman of Obama for President.

General McPeak will serve on the Audit Committee of the Board of Directors.

Mr. Voyticky, 40, has over 15 years of domestic and international M&A, restructuring and financing experience. He served as a vice president with Goldman, Sachs & Co. from June 2000 to May 2002, and Houlihan Lokey Howard & Zukin Capital, Inc. in Los Angeles from July 2002 to January 2005, and as an associate with J.P. Morgan in London and New York from June 1996 to May 2000. During that period, he advised public and private domestic and multinational corporations and financial sponsors on mergers, acquisitions, divestitures, joint ventures, cross-border transactions, anti-raid (defense) preparation and capital-raising activities. Mr. Voyticky designed and was a founding partner of Red Mountain Capital Partners. Mr. Voyticky also was a partner in the $300 million re-launch of Chapman Capital L.L.C., an activist hedge fund focused on the publicly traded middle market companies. Mr. Voyticky is currently serving as an independent consultant to companies in the middle market on value maximization strategies. As part of this focus, Mr. Voyticky provides strategic and capital markets advice to high growth businesses. He currently is a member of the board of directors for Best Energy Services (BEYS.OB).

Mr. Voyticky received a J.D. and a M.B.A degree from the University of Michigan and a Masters in International Policy and Economics from the Ford School at the University of Michigan. He also received a Bachelor of Arts in Philosophy from Pomona College.

Mr. Voyticky will serve as the chairman of the Compensation Committee, a member of the Audit committee, and as a member of the Nominating Committee of the Board of Directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the special meeting of shareholders held on April 26, 2010 as described in Item 5.07 of this report, our shareholders adopted Amended and Restated Charter and Amended and Restated Bylaws. The Amended and Restated Charter includes the authorization of 100,000,000 shares of “blank check” preferred stock, issuable in such series and with such designations, rights and preferences as our Board of Directors may fix from time to time, as well as indemnification provisions for directors in accordance with Tennessee law. No series of preferred stock have been designated or issued under the preferred stock authorization. In general, the Amended and Restated Bylaws provide more detailed guidance for the Board of Directors in the conduct of our business, and comply with the provisions of the Tennessee Business Corporation Act, including providing more guidance for the Board in their management of our company, allowing the Board to fix the number of directors on the Board, providing more detailed descriptions of the officers of the company and their duties, and containing more detailed indemnification provisions for officers and directors.

The Amended and Restated Charter (attached hereto as Exhibit 3.5) has been filed with the Tennessee Secretary of State. The Amended and Restated Bylaws are attached hereto as Exhibit 3.6.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 26, 2010 we held a special meeting of shareholders upon notice duly given. As of the record date of April 13, 2010, we had 30,668,076 shares outstanding. A total of 16,410,387 shares were present at the meeting by proxy. At the meeting, our shareholders elected Mr. Gross, General McPeak and Mr. Voyticky to our Board of Directors, adopted the Amended and Restated Charter and Amended and Restated Bylaws and adopted the Miller Petroleum, Inc. Stock Plan. The following table provides information on the votes cast in each of these proposals:

	Votes For	Votes Against or Withheld	No. of Abstentions	No. of Broker Non-Votes
Election of directors	16,410,387	0	0	0
Jonathan S. Gross	16,410,387	0	0	0
General Merrill A. McPeak	16,410,387	0	0	0
David J. Voyticky	16,410,387	0	0	0
Adoption of Amended and Restated Charter	16,410,387	0	0	0
Adoption of Amended and Restated Bylaws	16,410,387	0	0	0
Adoption of Miller Petroleum, Inc. Stock Plan	16,406,829	3,558	0	0

Item 8.01	Other Events.

At the April 26, 2010 special meeting of shareholders, our shareholders approved the Miller Petroleum, Inc. Stock Plan (the “Plan”). The Plan was adopted by the Board of Directors on April 15, 2010. We have reserved 3,000,000 shares for issuance under the Plan. No securities have been granted or issued under the Plan. The Plan meets the requirements of an Incentive Stock Option Plan under the Internal Revenue Code of 1986 as amended. The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, is charged with the administration of the Plan. The Committee has authority to make Incentive Stock Option awards and Restricted Stock Awards thereunder.

A copy of the Miller Petroleum, Inc. Stock Plan is attached hereto as Exhibit 10.23.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.5	Amended and Restated Charter
3.6	Amended and Restated Bylaws
10.23	Miller Petroleum, Inc. Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC.

Date: April 29, 2010	By:	/s/ Paul W. Boyd Paul W. Boyd, Chief Financial Officer